Exhibit 10.2



                         MUELLER HOLDINGS (N.A.), INC.
                           Direct Investment Program

     SECTION 1. Purpose. The purpose of the Mueller Holdings (N.A.), Inc. Direct Investment Program (the "Plan") is to promote the interests of Mueller Holdings (N.A.), Inc. (the "Company") and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Subsidiaries, as defined herein; (ii) aligning the interests of such employees with those of the Company's equity investors; and (iii)enabling such employees to participate in the long-term growth and financial success of the Company.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the terms "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Board" shall mean the Board of Directors of the Company.

     "Cause" means (i) the Participant's failure (other than immaterial failures not occurring in bad faith and which, if capable of being remedied, are remedied by the Participant within 30 days after receipt of notice thereof given by the Company) to act in accordance with the lawful instructions of the Board or such Participant's superiors, which instructions are also consistent with the terms of any employment agreement between the Participant and the Company or a Subsidiary thereof; (ii) the Participant's conviction of a felony arising from or any act of fraud, embezzlement, or willful dishonesty by the Participant in relation to the business or affairs of the Company or any other felonious conduct on the part of the Participant that is demonstrably detrimental to the best interests of the Company; (iii) the Participant's being repeatedly under the influence of illegal drugs or alcohol while performing such Participant's duties; or (iv) any other willful act which is demonstrably injurious to the financial condition or business reputation of the Company or any Subsidiary or Affiliate thereof, including the Participant's breach of the provisions of any written noncompetition, nonsolicitation or confidentiality covenant in favor of the Company binding upon the Participant. Notwithstanding the foregoing, the Participant will not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by an affirmative vote of not less than a majority of the full Board (excluding the

Participant) then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel (if the Participant chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Participant had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail; provided, however, that nothing herein will limit the right of the Participant or his beneficiaries to contest the validity or propriety of any such determination; and provided, further, that such determination will not create any presumption that "Cause" in fact exists.

     "Change of Control" means:

          (a) any "person" (as such term is used in Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than (A) the DLJ Entities and/or their respective Permitted Transferees (as defined in the Stockholders Agreement) or (B) any "group" (within the meaning of such Section 13(d)(3)) of which the DLJ Entities constitute a majority (on the basis of ownership interest), acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Company representing more than 51% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally;

          (b) a sale or transfer by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity which is not an Affiliate of the Company prior to such sale or transferor; or

          (c) approval by the stockholders of the Company of a liquidation or dissolution of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means a committee of the Board designated by the Board to administer the Plan. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.

     "Constructive Termination Without Cause" means, with respect to any Participant, a termination of such Participant's employment at his or her initiative following the occurrence, without such Participant's prior written consent, of one or more of the following events:

          (i) any failure by the Company to comply with any of the provisions of this Plan, such Participant's Award Agreement or such Participant's employment agreement with Mueller Group, Inc. (if any),



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     other than immaterial failures not occurring in bad faith and which, if capable of being remedied, are remedied by the Company within 30 days after receipt of notice thereof given by such Participant;

          (ii) the material diminution of such Participant's position (including status, offices, titles and reporting relationships), duties or responsibilities as in effect during the effectiveness of such Participant's Award Agreement, excluding immaterial actions not taken in bad faith and which, if capable of being remedied, are remedied by the Company within 30 days after receipt of notice thereof given by such Participant;

          (iii) any purported termination by the Company of such Participant's employment, other than for Cause; or

          (iv) the Company relocates its principal offices, or requires such Participant to have his principal location of work changed, to any location that is in excess of 100 miles from the location thereof on the date hereof (other than any relocation recommended or approved by such Participant).

     "Employee" means an employee of the Company or any Subsidiary.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" means:

          (a) as of the consummation of the transactions contemplated by the Amended and Restated Stock and Asset Purchase Agreement dated as of August 13, 1999 (the "Stock and Asset Purchase Agreement") among Tyco International (US) Inc., Grinnell Corporation, Tyco Group S.a.r.1. and the Company, $1.00 per Share;

          (b) as of any given date or dates, the average reported closing price of a Share on such exchange or market as is the principal trading market for such class of common stock for the three trading days immediately preceding such date or dates; and

          (c) if the Shares are not traded on an exchange or principal trading market on the applicable date, the fair market value of a Share shall be determined by the Committee (or in connection with any repurchase of Shares, by the Independent Appraiser) which shall in good faith take into account as appropriate recent sales of the Shares, recent valuations of the Shares and such other factors as the Committee (or the Independent Appraiser, as the case may be) which shall in its discretion deem relevant or appropriate.



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

     "Independent Appraiser" means a nationally recognized and independent appraiser selected by the Board in its sole discretion; provided that an Independent Appraiser shall not be retained more than one time per year and shall be retained only in connection with a repurchase of at least 200,000 Shares from any Participant or 500,000 Shares in the aggregate in any fiscal year.

     "Loan" shall have the meaning set forth in Section 5(c).

     "Participant" means the individuals listed on Exhibit A hereto (and to the extent applicable, their estates, heirs and beneficiaries).

     "Permitted Transferee" shall have the meaning assigned to it in the Stockholders Agreement.

     "Person" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan Shares" means any Shares purchased by a Participant under this Plan.

     "Purchase Agreement" shall mean an agreement to be executed by the Company and a Participant as a condition to the purchase of Shares under the Plan by such Participant.

     "Purchase Price" shall have the meaning set forth in Section 5(b).

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shares" means (i) shares of Class A Common Stock, $0.01 par value per share, of the Company or (ii) such other securities as may be designated by the Committee from time to time.

     "Stockholders Agreement" means the Stockholders Agreement dated as of August 16, 1999 among (i) the Company, (ii) DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P. DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJMB Funding II, Inc., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, L.P., DLJ ESC II, L.P. and DLJ First ESC, L.P. (collectively, the "DLJ Entities") and (iii) certain other Persons listed on the signature pages thereof.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary


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

voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Total Disability", with respect to any Participant, shall be deemed to have occurred if such Participant shall have been unable to perform the duties of his or her employment due to mental or physical incapacity for a period of 6 consecutive months or for any 12 months in any period of 24 consecutive months.

     SECTION 3. Administration.

     (a) Authority of Committee. The Plan shall be administered by the Committee or by the Board as a whole, if no Committee has been constituted. All references to the powers and responsibilities of the Committee set forth in this Plan shall be deemed to be references to the Board if no Committee has been constituted. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the number of Shares to be covered by Purchase Agreements; (iii) determine the terms and conditions of any Purchase Agreement; (iv) determine whether, to what extent, and under what circumstances Purchase Agreements may be amended or terminated and Shares purchased or otherwise acquired thereunder may be reacquired or transferred; (v) interpret and administer the Plan and any Purchase Agreement or other instrument or agreement relating to, or made under, the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Purchase Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary or Affiliate thereof, any Participant, any holder or beneficiary of any Purchase Agreement, any stockholder and any Employee.

     SECTION 4. Shares Available for Purchase under the Plan..

     (a) Number of Shares. Subject to adjustment as provided in Section 4(b), the number of Shares available for purchase under the Plan shall be 10,000,000.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split,



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

reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits of a Participant's investment in Shares under the Plan, then the Committee shall, in such manner as it deems equitable, make such adjustments, if any, to the number and kind of Shares (or number and kind of other securities or property) with respect to which Purchase Agreements have been or may thereafter be entered into hereunder as it deems appropriate and necessary.

     (c) Sources of Shares. Any Shares delivered pursuant to a Purchase Agreement may be either authorized and unissued Shares, or previously issued Shares, held in the treasury of the Company.

     SECTION 5. Share Purchases.

     (a) Purchase. The number of Plan Shares set forth opposite each Participant's name in Exhibit A hereto shall be made available for purchase by such Participant, effective as of the consummation of the transactions contemplated by the Stock and Asset Purchase Agreement.

     (b) Purchase Price. The price at which each Plan Share under the Plan may be purchased by a Participant hereunder (the "Purchase Price") shall be the Fair Market Value as of the date of purchase.

     (c) Payment. No Shares shall be delivered hereunder until payment in full of the Purchase Price therefor is received by the Company. Such payment may be made in cash or its equivalent, pursuant to financing arrangements approved by the Committee, including loans to Participants made by the Company in the form of Exhibit B hereto (the "Loans") of up to the amounts set forth opposite such Participants' names in Exhibit A hereto, or a combination of the foregoing; provided that the combined value of all cash, cash equivalents and such financing arrangements, including Loans, is at least equal to such Purchase Price; and provided further that payments made pursuant to financing arrangements, including Loans, approved by the Committee shall constitute no more than half of such Purchase Price.

     SECTION 6. Vesting. The Plan Shares purchased by any Participant shall be fully vested, subject to the Company's rights under Section 7.

     SECTION 7. Termination of Employment; Repayment of Loan. Except as may be set forth in any Purchase Agreement or as otherwise determined by the Committee at any time, upon the termination of a Participant's employment with the Company or a Subsidiary or Affiliate thereof:



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

     (a) Any outstanding Loan shall become due in accordance with the terms of such Loan.

     (b) If the Participant's employment with the Company or a Subsidiary shall be terminated (x) by death or Total Disability of the Participant, (y) by the Company or a Subsidiary or Affiliate thereof for a reason other than for Cause or (z) by the Participant because of a Constructive Termination Without Cause, then the Company or its designee shall have the option and right to purchase all or a portion of the Plan Shares held by the Participant or his or her Permitted Transferee, at a price per Share equal to the Fair Market Value of such Plan Shares on the date of purchase by the Company.

     (c) If the Participant's employment with the Company or a Subsidiary shall be terminated (x) by the Company or a Subsidiary or Affiliate thereof for Cause or (y) voluntarily by the Participant for a reason other than a Constructive Termination Without Cause, then the Company or its designee shall have the option and right to purchase all or a portion of the Plan Shares held by the Participant or his or her Permitted Transferee, at a price per Plan Share equal to the lower of (A) the Purchase Price with respect to such Plan Shares or (B) the Fair Market Value of such Plan Shares on the date of purchase by the Company.

     (d) If the Company elects to exercise its rights under this Section 7, the Company shall deliver written notice (a "Purchase Notice") to the Participant to such effect at any time within the discretion of the Company. For purposes of this Section 7, the "date of purchase" shall mean the third business day following the receipt of a Purchase Notice by the Company. The proceeds of any Shares purchased from a Participant (or his or her Permitted Transferee) pursuant to this Section 7 shall be applied first to the amount of any interest and principal outstanding under any Loans held by such Participant and secured by such Shares, in accordance with the terms of such Loans. Any excess proceeds remaining after repayment of all such interest and principal shall be paid to such Participant (or his or her Permitted Transferee) in cash or by certified check; provided that if the terms of any agreement to which the Company is a party, or any of the indentures governing any debt securities issued by the Company or any of its Subsidiaries would prohibit the Company from effecting such payment, payment may be effected (to the extent permitted under such agreement or indenture) through a promissory note having such commercially reasonable terms and interest rate as may be determined by the Company in its reasonable discretion; and provided further that in any event such note shall become due at such time as the prohibitions described above shall lapse. Notwithstanding the foregoing, the right of the Company to purchase any portion of the Plan Shares hereunder shall terminate on the Restriction Termination Date (as defined in the Stockholders Agreement) unless a Purchase Notice has been delivered to Participant prior to such date in accordance with this
Section 7(d).

     SECTION 8. Loan Maturity Prior to Termination of Employment.



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

     (a) In the event that an outstanding Loan becomes due prior to the termination of the applicable Participant's employment and prior to such time as the Share are publicly traded, the Participant shall have the right to cause the Company to purchase that portion of such Participant's Plan Shares necessary to repay the principal amount of the Loan and any interest thereon at a per share price equal to such Plan Shares' Fair Market Value on the date of purchase by the Company.

     (b) If a Participant elects to exercise his or her rights under this
Section 8, the Participant shall deliver a Purchase Notice to the Company to such effect prior to the third business day before the maturity date of the applicable Loan. The purchase price for such Plan Shares shall be applied and paid in the manner set forth in Section 7(e).

     SECTION 9. Stockholders Agreement; Additional Restrictions. (a) A Participant shall, as a condition precedent to the purchase of Shares under a Purchase Agreement, execute an instrument agreeing to be bound by the terms of the Stockholders Agreement or, at the election of the Company, shall execute a counterpart of the Stockholders Agreement. In any event, any Shares shall be subject to the provisions in the Stockholders Agreement regarding restrictions on transfer and the Company's rights to compel sales and repurchase Shares.

     (b) The Participant shall, as a condition to the purchase of Shares under a Purchase Agreement, agree that if such Participant at any time owns Shares that are not Plan Shares, and intends to sell or otherwise dispose of such non-Plan Shares for value, such Participant must at the same time sell a sufficient number of Plan Shares such that the proportion of his or her total Share holdings represented by Plan Shares immediately prior to such sale or disposition is preserved.

     SECTION 10. Amendment and Termination.

     (a) Amendments to and Termination of the Plan. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on September 30, 2009. Subject to any contractual restrictions affecting the Company, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply.

     (b) Amendments to Purchase Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Purchase Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights



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of any Participant under any Purchase Agreement shall not to that extent be effective without the consent of the affected Participant.

     SECTION 11. General Provisions.

     (a) No Rights to Participation. No Employee, Participant or other Person shall have any claim to be granted the opportunity to purchase any Shares under a Purchase Agreement, and there is no obligation for uniformity of treatment of Employees, Participants or their Permitted Transferees. The terms and conditions of Purchase Agreements need not be the same with respect to each recipient.

     (b) Share Certificates. Certificates issued in respect of Plan Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant or his or her Permitted Transferees and, so long as a Participant continues to be governed by the provisions of any Loan, shall be deposited by such Participant or Permitted Transferee, together with a stock power endorsed in blank, with the Company. When the Participant ceases to be bound by the provisions of the Stockholders Agreement and any Loan, the Company shall deliver such certificates to the Participant upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of
(i) the Securities Act, any state securities laws or any other applicable laws,
(ii) the Stockholders Agreement and (iii) any Loan. Subject to the provisions of the Stockholders Agreement, all certificates for Plan Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Purchase Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Purchase Agreement or the rules, regulations and other requirements of the SEC or any stock exchange upon which Shares or other securities are then listed and any applicable laws or rules or regulations.

     (c) Execution of Purchase Agreement; Disposition of Shares. No Shares shall be issued hereunder unless and until a Purchase Agreement shall be executed by the Company and the Participant.

     (d) No Limit on Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate thereof from adopting or continuing in effect compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (e) No Rights to Employment. Nothing in this Plan or in any Purchase Agreement shall confer on any individual any right to continue in the employment of the Company or any Subsidiary or Affiliate thereof or interfere in any way with



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the right of the Company or any Subsidiary or Affiliate thereof to terminate his or her employment at any time.

     (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Purchase Agreement shall be determined in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

     (g) Severability. If any provision of the Plan or any Purchase Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Purchase Agreement, or would disqualify the Plan or any Purchase Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Purchase Agreement, such provision shall be stricken as to such jurisdiction, Person or Purchase Agreement and the remainder of the Plan and any such Purchase Agreement shall remain in full force and effect.

     (h) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under a Purchase Agreement if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant. Without limiting the generality of the foregoing, no Purchase Agreement shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal securities laws and any other laws to which such offer, if made, would be subject.

     (i) No Trust or Fund Created. Neither the Plan nor any Purchase Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to a Purchase Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Purchase Agreement, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.



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     SECTION 12. Effective Date. The Plan shall be effective as of August 31,
2000.









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                                   Exhibit A

                             Summary of Plan Shares

                  Cash $ Amt.        Loan $ Amt.        Total $ Amt.      Shares
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